Exhibit 99.1

           Barnes & Noble Announces Third Quarter Results:
     Comparable Store Sales Increase 4.5%; EPS Exceeds Estimates;
                     Full Year Guidance Increased

    NEW YORK--(BUSINESS WIRE)--Nov. 20, 2003--Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller, today reported financial results for the third quarter ended November 1, 2003.

    Barnes & Noble Booksellers

    For the third quarter, sales were $926.2 million, an increase of 9.7% over the same period last year. Net earnings were $6.9 million or $0.10 per share, compared to $1.4 million or $0.02 per share in 2002. The $0.10 per share exceeds previously issued guidance of $0.05 to $0.09.

    -- Barnes & Noble store sales were $859.4 million for the quarter, an increase of 9.6%. Comparable store sales increased 4.7% for the month of October and 4.5% for the third quarter. The company opened 13 new Barnes & Noble stores and closed one location ending the quarter with 646 stores.

    -- B. Dalton sales, which comprise approximately 5.0% of total bookstore sales, were $44.2 million for the quarter, a decrease of (14.9)%. Comparable store sales decreased (1.5)% for the month of October and (1.3)% for the third quarter. The company closed three B. Dalton stores ending the quarter with 231 stores.

    "Sales were strong across every product category, including books, music, DVDs and cafe," said Steve Riggio, chief executive officer of Barnes & Noble, Inc. "Sales were also strong on Barnes & Noble's published titles, many emerging as bestsellers in their category, including Joel Meyerowitz's 'Tuscany: Inside the Light,' Dow Mossman's 'The Stones of Summer' and Susan Miller's 'The Year Ahead 2004.'"
    Due to the sustained improvement in sales trends, the company is now expecting comparable store sales at Barnes & Noble stores to range from 4.0% to 5.0% for the fourth quarter and 2.0% to 3.0% for the full year. Based upon the increased sales outlook, the company expects Booksellers earnings to range from $1.39 to $1.42 per share for the quarter and $1.74 to $1.77 per share for the full year, versus $1.28 and $1.52, respectively, for the equivalent periods last year.

    Barnes & Noble.com

    Following the September 15, 2003 acquisition of Bertelsmann's interest in Barnes & Noble.com, Barnes & Noble, Inc. increased its ownership stake in Barnes & Noble.com to approximately 75 percent.
    As a result of this transaction, Barnes & Noble, Inc.'s third quarter earnings reflect a 38 percent ownership interest prior to September 15th and an approximate 75 percent ownership interest for the rest of the quarter. However, the company has consolidated 100 percent of Barnes & Noble.com's losses from the date of acquisition. The company's share of net losses for Barnes & Noble.com was $(3.6) million or $(0.05) per share for the quarter.
    The company's net loss in Barnes & Noble.com is expected to be in a range of $(0.07) to $(0.09) for the fourth quarter of 2003, and in the range of $(0.20) to $(0.22) per share for the full year.
    On November 7th, the company announced its proposal to take Barnes & Noble.com private. The transaction is not expected to close by year end.

    GameStop

    GameStop, the nation's largest video game and entertainment software specialty retailer, reported sales of $326.0 million for the quarter, an increase of 13.7%. GameStop comparable store sales decreased (1.9)% during the quarter. Video game software sales, however, were very strong, growing by 18%. The company's share of net earnings for the third quarter (based upon Barnes & Noble, Inc.'s basic ownership interest of approximately 65%) was $6.5 million or $0.09 per share.
    GameStop expects fourth quarter comparable store sales to range from (2.0)% to 2.0%. The company's share of net earnings in GameStop is expected to range from $0.28 to $0.30 per share for the fourth quarter of 2003, versus an equivalent $0.25 for the same period last year.
    The company's share of net earnings in GameStop is expected to range from $0.48 to $0.50 per share for the full year, versus an equivalent $0.40 for the same period last year.

    Consolidated

    Consolidated net earnings for the third quarter were $10.2 million or $0.14 per share compared with $3.8 million or $0.05 per share for the same period last year.
    Consolidated results for the fourth quarter are expected to range from $1.58 to $1.65 per share, based upon a share count of approximately 79 million shares.
    Full year results are expected to range from $2.00 to $2.07 per share based upon a share count of approximately 77 million shares.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11 A.M. ET on Friday, November 21, 2003, and is accessible at www.barnesandnobleinc.com/financials, where it will be archived until December 19, 2003.
    As is past practice, the company will not issue a report on November comparable store sales until the release of sales results for the full holiday period, on January 8, 2004.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE:BKS) is the world's largest bookseller, operating 646 Barnes & Noble stores in 49 states. It also operates 231
B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (Nasdaq:BNBN) (http://www.bn.com).
    Barnes & Noble also has approximately a 65% interest in GameStop (NYSE:GME), the nation's largest video game and entertainment software specialty retailer with 1,472 stores.
    General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com/financials.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                         Third Quarter Summary
               ($ in millions, except per share amounts)

                           13 weeks ended            39 weeks ended
                       ----------------------- -----------------------
                       November 1, November 2, November 1, November 2,
                           2003        2002        2003        2002
                       ----------  ----------- ----------- -----------

Sales
  Barnes & Noble
   Bookstores (a)       $    926          844       2,768       2,591
  Barnes & Noble.com (b)      18            -          18           -
  GameStop                   326          287         953         832

                       ----------  ----------- ----------- -----------
  Total sales              1,270        1,131       3,739       3,423
                       ----------  ----------- ----------- -----------

Operating profit (loss)
  Barnes & Noble
   Bookstores (a)             15            8          39          38
  Barnes & Noble.com (b)      (2)           -          (2)          -
  GameStop                    18           16          40          35

                       ----------  ----------- ----------- -----------
  Total operating
   profit (loss)              31           24          77          73
                       ----------  ----------- ----------- -----------

Depreciation and
 amortization
  Barnes & Noble
   Bookstores (a)             32           32          97          94
  Barnes & Noble.com (b)       1            -           1           -
  GameStop                     8            6          21          17

                       ----------  ----------- ----------- -----------
  Total depreciation
   and amortization           41           38         119         111
                       ----------  ----------- ----------- -----------

Impairment charge
                       ----------  ----------- ----------- -----------
  Barnes & Noble
   Bookstores                  -            -           -         (25)
                       ----------  ----------- ----------- -----------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
  Barnes & Noble
   Bookstores (a)             47           40         136         132
  Barnes & Noble.com (b)      (1)           -          (1)          -
  GameStop (c)                16           14          38          33

                       ----------  ----------- ----------- -----------
  Total EBITDA                62           54         173         165
                       ----------  ----------- ----------- -----------

EPS
  Barnes & Noble
   Bookstores (a)           0.10         0.02        0.24        0.20
  Barnes & Noble.com (d)   (0.05)       (0.06)      (0.15)      (0.19)
  GameStop (c)              0.09         0.09        0.22        0.19
  Impairment charge            -            -           -       (0.23)
  Other investments            -            -           -       (0.15)

                       ----------  ----------- ----------- -----------
  Total EPS                $0.14         0.05        0.31       (0.18)
                       ----------  ----------- ----------- -----------

  Weighted average
   shares outstanding     68,704       67,927      67,075      66,957


    (a) Includes Calendar Club and Sterling Publishing. Excludes non-cash charge recorded in the first quarter of 2002 from the impairment in the company's investment in Gemstar
        International Ltd.
    (b) From date of acquisition of Bertelsmann's interest.
    (c) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 65%.
    (d) Results accounted for under the equity method through September 15, 2003, and consolidated thereafter.


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (thousands of dollars, except per share data)

                           13 weeks ended          39 weeks ended
                       ----------------------- -----------------------
                       November 1, November 2, November 1, November 2,
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

Sales                  $1,270,072   1,130,885   3,738,920   3,423,225
Cost of sales and
 occupancy                921,823     836,703   2,753,053   2,539,747
                       ----------- ----------- ----------- -----------
   Gross profit           348,249     294,182     985,867     883,478
                       ----------- ----------- ----------- -----------
Selling and administrative
 expenses                 273,062     227,774     782,919     692,005
Depreciation and
 amortization              40,492      37,982     118,778     110,352
Pre-opening expenses        3,186       4,077       7,146       8,077
Impairment charge               -           -           -      25,328
                       ----------- ----------- ----------- -----------
   Operating profit        31,509      24,349      77,024      47,716
Interest expense, net      (5,430)     (5,604)    (14,783)    (15,970)
Equity in net loss of
 Barnes & Noble.com        (3,935)     (6,323)    (14,311)    (21,227)
Other expense, net              -           -           -     (16,498)
                       ----------- ----------- ----------- -----------
    Income (loss)
     before taxes and
     minority interest     22,144      12,422      47,930      (5,979)
Income taxes                8,913       4,995      19,292      (2,411)
                       ----------- ----------- ----------- -----------
    Income (loss)
     before minority
     interest              13,231       7,427      28,638      (3,568)
Minority interest          (3,058)     (3,598)     (6,828)     (7,495)
                       ----------- ----------- ----------- -----------
     Net income (loss)     10,173       3,829      21,810     (11,063)
                       =========== =========== =========== ===========

Income (loss) per
 common share:
     Basic                  $0.15        0.06        0.33       (0.17)
     Diluted                $0.14        0.05        0.31       (0.18)


Weighted average common
 shares outstanding
     Basic             66,664,000  66,207,000  65,461,000  66,957,000
     Diluted           68,704,000  67,927,000  67,075,000  66,957,000


Percentage of sales:
Sales                       100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                   72.6%       74.0%       73.6%       74.2%
                       ----------- ----------- ----------- -----------
   Gross profit              27.4%       26.0%       26.4%       25.8%
                       ----------- ----------- ----------- -----------
Selling and administrative
 expenses                    21.5%       20.1%       20.9%       20.2%
Depreciation and
 amortization                 3.2%        3.3%        3.2%        3.2%
Pre-opening expenses          0.2%        0.4%        0.2%        0.3%
Impairment charge             0.0%        0.0%        0.0%        0.7%
                       ----------- ----------- ----------- -----------
   Operating profit           2.5%        2.2%        2.1%        1.4%
Interest expense, net        -0.4%       -0.5%       -0.4%       -0.5%
Equity in net loss of
 Barnes & Noble.com          -0.3%       -0.6%       -0.4%       -0.6%
Other expense, net            0.0%        0.0%        0.0%       -0.5%
                       ----------- ----------- ----------- -----------
    Income (loss)
     before taxes and
     minority interest        1.7%        1.1%        1.3%       -0.2%
Income taxes                  0.7%        0.5%        0.5%       -0.1%
                       ----------- ----------- ----------- -----------
    Income (loss)
     before minority
     interest                 1.0%        0.6%        0.8%       -0.1%
Minority interest            -0.2%       -0.3%       -0.2%       -0.2%
                       ----------- ----------- ----------- -----------
     Net income (loss)        0.8%        0.3%        0.6%       -0.3%
                       =========== =========== =========== ===========



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (thousands of dollars, except per share data)

----------------------------------------------------------------------
                                   November 1, November 2, February 1,
                                       2003        2002        2003
                                   ----------- ----------  -----------
                                         (unaudited)

         ASSETS
Current assets:
   Cash and cash equivalents       $  136,671    142,571      267,642
   Receivables, net                    74,428     67,718       66,948
   Barnes & Noble.com receivable            -     40,639       55,174
   Merchandise inventories          1,920,266  1,827,897    1,395,872
   Prepaid expenses and other
    current assets                    111,777    113,453      101,232
                                   ----------- ----------  -----------
        Total current assets        2,243,142  2,192,278    1,886,868
                                   ----------- ----------  -----------

Property and equipment:
   Land and land improvements           3,247      3,247        3,247
   Buildings and leasehold
    improvements                      517,541    484,307      495,499
   Fixtures and equipment           1,176,290    916,224      936,136
                                   ----------- ----------  -----------
                                    1,697,078  1,403,778    1,434,882
   Less accumulated depreciation
    and amortization                1,034,071    787,021      812,579
                                   ----------- ----------  -----------
      Net property and equipment      663,007    616,757      622,303
                                   ----------- ----------  -----------

Goodwill                              572,206    341,081      390,396
Intangible assets, net                 46,856          -       48,176
Investment in Barnes & Noble.com            -     27,521       23,280
Other noncurrent assets                23,256     23,570       24,404
                                   ----------- ----------  -----------
   Total assets                    $3,548,467  3,201,207    2,995,427
                                   =========== ==========  ===========

          LIABILITIES AND
           SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                $1,162,014  1,055,485      710,907
   Accrued liabilities                457,951    367,665      520,541
                                   ----------- ----------  -----------
      Total current liabilities     1,619,965  1,423,150    1,231,448
                                   ----------- ----------  -----------

Long-term debt                        311,600    443,550      300,000
Deferred income taxes                 119,893    115,204      119,823
Other long-term liabilities           198,085    106,064      115,415

Minority interest                     201,365    188,491      200,951

Shareholders' equity:
   Common stock; $.001 par value;
    300,000,000 shares authorized;
    76,100,493, 73,055,025 and
    73,110,740 shares issued,
    respectively                           76         73           73
   Additional paid-in capital         884,645    826,059      828,522
   Accumulated other comprehensive
    loss                              (10,961)      (632)     (11,064)
   Retained earnings                  413,460    280,639      391,650
   Treasury stock, at cost,
    8,807,700, 8,502,700 and
    8,502,700 shares,
    respectively                     (189,661)  (181,391)    (181,391)
                                   ----------- ----------  -----------
      Total shareholders' equity    1,097,559    924,748    1,027,790
                                   ----------- ----------  -----------
Commitments and contingencies               -          -            -
                                   ----------- ----------  -----------
   Total liabilities and
    shareholders' equity           $3,548,467  3,201,207    2,995,427
                                   =========== ==========  ===========


                 BARNES & NOBLE, INC. AND SUBSIDIARIES
                    Pro Forma Third Quarter Summary
  Pro Forma as if the Company Owned 75% of Barnes & Noble.com at the
                       Beginning of Fiscal 2002
               ($ in millions, except per share amounts)

                         13 weeks ended           39 weeks ended
                      ------------------------ -----------------------
                       November 1, November 2, November 1, November 2,
                           2003        2002        2003        2002
                       ----------- ----------- ----------  -----------

Sales
  Barnes & Noble
   Bookstores (a)      $     926          844     2,768         2,591
  Barnes & Noble.com          99          103       291           295
  GameStop                   326          287       953           832

                       ----------- ----------- ----------  -----------
  Total sales              1,351        1,234     4,012         3,718
                       ----------- ----------- ----------  -----------

Operating profit
 (loss)
  Barnes & Noble
   Bookstores (a)             15            8        39            38
  Barnes & Noble.com         (12)         (17)      (39)          (57)
  GameStop                    18           16        40            35

                       ----------- ----------- ----------  -----------
  Total operating profit
   (loss)                     21            7        40            16
                       ----------- ----------- ----------  -----------

Depreciation and
 amortization
  Barnes & Noble
   Bookstores (a)             32           32        97            94
  Barnes & Noble.com           6            8        20            25
  GameStop                     8            6        21            17

                       ----------- ----------- ----------  -----------
  Total depreciation and
   amortization               46           46       138           136
                       ----------- ----------- ----------  -----------


Impairment charge
                      ----------- ----------------------  ------------
  Barnes & Noble
   Bookstores                  -            -         -           (25)
                       ----------- ----------- ----------  -----------

EBITDA  (Operating profit (loss) +
 depreciation and amortization)
  Barnes & Noble
   Bookstores (a)             47           40       136           132
  Barnes & Noble.com (b)      (5)          (7)      (14)          (24)
  GameStop (c)                16           14        38            33

                       ----------- ----------- ----------  -----------
  Total EBITDA                58           47       160           141
                       ----------- ----------- ----------  -----------

EPS
  Barnes & Noble
   Bookstores (a)           0.10         0.02      0.24          0.20
  Barnes & Noble.com (b)   (0.08)       (0.12)    (0.26)        (0.39)
  GameStop (c)              0.09         0.09      0.22          0.19
  Impairment charge            -            -         -         (0.23)
  Other investments            -            -         -         (0.15)

                       ----------- ----------- ----------  -----------
  Total EPS                $0.11        (0.01)     0.20         (0.38)
                       ----------- ----------- ----------  -----------

  Weighted average
   shares outstanding     68,704       66,207    67,075        66,957


    (a) Includes Calendar Club and Sterling Publishing. Excludes non-cash charge recorded in the first quarter of 2002 from the impairment in the company's investment in Gemstar International Ltd.
    (b) For pro forma purposes only, the company has reflected the acquisition of Bertelsmann's interest in Barnes & Noble.com as if the transaction occurred on February 3, 2002. Also for pro forma purposes only, amounts include 75% of the results from Barnes & Noble.com for all periods presented.
    (c) Based on Barnes & Noble, Inc.'s percentage ownership interest in GameStop, approximately 65%.



                 BARNES & NOBLE, INC. AND SUBSIDIARIES
            Pro Forma Consolidated Statements of Operations
  Pro Forma as if the Company Owned 75% of Barnes & Noble.com at the
                       Beginning of Fiscal 2002
             (thousands of dollars, except per share data)

--------------------------------------------- -----------------------
                          13 weeks ended          39 weeks ended
                      ----------------------- -----------------------
                      November 1, November 2, November 1, November 2,
                          2003        2002        2003        2002
                      ----------- ----------- ----------- -----------

Sales                 $1,351,216   1,233,460   4,012,504   3,718,172
Cost of sales and
 occupancy               984,777     917,713   2,966,580   2,774,758
                      ----------- ----------- ----------- -----------
   Gross profit          366,439     315,747   1,045,924     943,414
                      ----------- ----------- ----------- -----------
Selling and administrative
 expenses                296,457     256,875     861,559     783,832
Depreciation and
 amortization             45,654      46,410     138,052     135,305
Pre-opening expenses       3,186       4,077       7,146       8,077
Impairment charge              -           -           -      25,328
                      ----------- ----------- ----------- -----------
   Operating profit       21,142       8,385      39,167      (9,128)
Interest expense, net     (5,426)     (5,301)    (14,616)    (14,575)
Other expense, net             -      (1,805)          -     (19,677)
                      ----------- ----------- ----------- -----------
    Income (loss)
     before taxes and
     minority interest    15,716       1,279      24,551     (43,380)
Income taxes               6,326         515       9,882     (17,460)
                      ----------- ----------- ----------- -----------
    Income (loss)
     before minority
     interest              9,390         764      14,669     (25,920)
Minority interest         (1,241)       (989)       (930)      1,263
                      ----------- ----------- ----------- -----------
     Net income (loss)     8,149        (225)     13,739     (24,657)
                      =========== =========== =========== ===========
Income (loss) per
 common share:
     Basic                 $0.12       (0.00)       0.21       (0.37)
     Diluted               $0.11       (0.01)       0.20       (0.38)


   Weighted average
    common shares
    outstanding
     Basic            66,664,000  66,207,000  65,461,000  66,957,000
     Diluted          68,704,000  66,207,000  67,075,000  66,957,000


Percentage of sales:
Sales                      100.0%      100.0%      100.0%      100.0%
Cost of sales and
 occupancy                  72.9%       74.4%       73.9%       74.6%
                      ----------- ----------- ----------- -----------
   Gross profit             27.1%       25.6%       26.1%       25.4%
                      ----------- ----------- ----------- -----------
Selling and administrative
 expenses                   21.9%       20.8%       21.5%       21.1%
Depreciation and
 amortization                3.4%        3.8%        3.4%        3.7%
Pre-opening expenses         0.2%        0.3%        0.2%        0.2%
Impairment charge            0.0%        0.0%        0.0%        0.7%
                      ----------- ----------- ----------- -----------
   Operating profit          1.6%        0.7%        1.0%       -0.3%
Interest expense, net       -0.4%       -0.4%       -0.4%       -0.4%
Other expense, net           0.0%       -0.2%        0.0%       -0.5%
                      ----------- ----------- ----------- -----------
    Income (loss)
     before taxes and
     minority interest       1.2%        0.1%        0.6%       -1.2%
Income taxes                 0.5%        0.0%        0.3%       -0.5%
                      ----------- ----------- ----------- -----------
    Income (loss)
     before minority
     interest                0.7%        0.1%        0.3%       -0.7%
Minority interest           -0.1%       -0.1%        0.0%        0.0%
                      ----------- ----------- ----------- -----------
     Net income (loss)       0.6%        0.0%        0.3%       -0.7%
                      =========== =========== =========== ===========

Note: For pro forma purposes only, the company has reflected the acquisition of Bertelsmann's interest in Barnes & Noble.com as if the transaction occurred on February 3, 2002. Also for pro forma purposes only, amounts include 75% of the results from Barnes & Noble.com for all periods presented.



    CONTACT: Barnes & Noble, Inc., New York
             Media:
             Mary Ellen Keating
             Senior Vice President Corporate Communications
             212/633-3323
              or
             Investor:
             Joseph J. Lombardi
             Chief Financial Officer
             212/633-3215